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                                                                      EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------

                                                JURISDICTION OF ORGANIZATION
         NAME                                         OR INCORPORATION
         ----                                         ----------------
SEI Investments Distribution Company                     Pennsylvania
SEI Investments Management Corporation                   Delaware
SEI, Inc.                                                Canada (Federal)
SEI Capital Limited                                      Canada (Federal)
Rembrandt Financial Services Company                     Pennsylvania
SEI Developments, Inc.                                   Delaware
SEI Fund Resources                                       Delaware
SEI Fund Management                                      Delaware
SEI Trust Company                                        Pennsylvania
SEI Funds, Inc.                                          Delaware
SEI Investments, Inc.                                    Delaware
SEI Global Investments Corporation                       Delaware
SEI Capital AG                                           Switzerland
Primus Capital Advisors Company                          Canada (Federal)
SEI Advanced Capital Management, Inc.                    Delaware
SEI Global Capital Investments, Inc.                     Delaware
SEI Global Management (Cayman) Inc.                      Cayman Islands, B.W.I.
SEI Global Asset Management Limited                      Ireland
Fund Resources International Limited                     Ireland
SEI Investments Argentina, S.A.                          Argentina
SEI Global Holdings (Cayman) Inc.                        Cayman Islands, B.W.I.
Latinvest Sociedad de Bolsa, S.A.                        Argentina
Quadrum, S.A.                                            Argentina


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